Exhibit 99.1

FOR IMMEDIATE RELEASE

Benihana Inc. Reports Total Restaurant Sales and Comparable Restaurant Sales Results for the Second Four-Week Period of the First Fiscal Quarter 2012

MIAMI, June 1, 2011 – Benihana Inc. (NASDAQ GS: BNHN, BNHNA), operator of the nation's largest chain of Japanese theme and sushi restaurants, today reported total restaurant sales and comparable restaurant sales for the second four-week period (April 25, 2011 – May 22, 2011) of the first fiscal quarter 2012, including the Company’s sixteenth consecutive period of comparable restaurant sales growth.

For the second four-week period, total restaurant sales increased year-over-year by 4.5% to $26.9 million from $25.8 million, and Company-wide comparable restaurant sales increased by 4.8% to $26.9 million from $25.7 million. By concept, comparable restaurant sales increased 7.9% at Benihana Teppanyaki (including 8.5% traffic growth) and declined 0.7% at RA Sushi and 2.3% at Haru. Total guest count increased by 6.2%, and comparable guest count grew by 6.4%.

Benihana Teppanyaki represented approximately 68% of total restaurant sales, while RA Sushi and Haru accounted for 23% and 9% of total restaurant sales, respectively. There were 385 store-operating weeks in the second four-week period of the first fiscal quarter 2012 compared to 388 store-operating weeks in the second four-week period of the first fiscal quarter 2011, reflecting the closure of the Philadelphia Haru location on May 1, 2011.

Richard C. Stockinger, Chairman, Chief Executive Officer and President of Benihana Inc., said, "Building on our strong performance since the inception of the Renewal Program, we are continuing to make good progress in fiscal 2012. In the second period, the impact of the Renewal Program continued to drive robust comparable sales at our flagship Benihana Teppanyaki restaurants. While RA is essentially flat from the prior year, Haru continues to be impacted by scaffolding located outside some of our restaurants and the continued inclement weather, limiting our patio dining sales.”

About Benihana

Headquartered in Miami, Benihana Inc. (NASDAQ GS: BNHN, BNHNA) is the nation's leading operator of Japanese theme and sushi restaurants with 96 restaurants nationwide, including 63 Benihana restaurants, eight Haru sushi restaurants, and 25 RA Sushi restaurants. In addition, 20 franchised Benihana restaurants are operating in the United States, Latin America and the Caribbean. To learn more about Benihana Inc. and its three restaurant concepts, please view the corporate video at www.benihana.com/about/video.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of the Benihana , including, without limitation: risks related to Benihana's business strategy, including theRenewal Program and marketing programs; risks related to Benihana'sability to operate successfully in the current challenging economic environment; risks related to Benihana's efforts to strengthen its Benihana Teppanyaki concept and build its RA Sushi and Haru brands; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. Past performance may not be indicative of future results. Although Benihana believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. In addition to the risks and uncertainties set forth above, investors should consider the risks and uncertainties discussed in Benihana's filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading "Risk Factors" in such filings. Benihana does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Contact

Jeremy Fielding/James David
Kekst and Company
(212) 521-4800